Exhibit 99.1

Omnicom Prices $750 Million Senior Notes Offering

NEW YORK, Oct. 22, 2014 /PRNewswire/ — Omnicom Group Inc. (NYSE: OMC), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc., today announced the pricing of their public offering of $750 million aggregate principal amount of 3.65% Senior Notes due 2024 (the “Notes”). The Notes will mature on November 1, 2024. The transaction is expected to close on October 29, 2014, subject to customary closing conditions. The Notes will not be listed on any securities exchange or included in any authorized quotation system.

The Notes will bear interest at a rate of 3.65 percent per annum, will be the joint and several unsecured and unsubordinated obligations of Omnicom Group Inc. and Omnicom Capital Inc., and will rank equal in right of payment to all of their respective existing and future unsecured senior indebtedness.

The issuers intend to use the net proceeds from the offering for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of common stock or other capital transactions.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Wells Fargo Securities, LLC and BNP Paribas Securities Corp. are acting as joint book-running managers for the offering.

The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”) and a preliminary prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offer and sale of the Notes may be obtained for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you these documents if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049, Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or BNP Paribas Securities Corp. toll-free at 1-800-854-5674.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers for the Notes will be made exclusively by means of a preliminary prospectus supplement and accompanying prospectus. Omnicom Group Inc. (NYSE: OMC) is a leading global marketing and corporate communications company. Omnicom's branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.

Forward-Looking Statements

Certain of the statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include international, national or local economic, social or political conditions that could adversely affect us or our clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; ability to hire and retain key personnel; ability to attract new clients and retain existing clients in the manner anticipated; reliance on information technology systems; changes in legislation or governmental regulations affecting us or our clients; conditions in the credit markets; risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings; and our international operations, which are subject to the risks of currency fluctuation and currency repatriation restrictions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business, including those described under the captions “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2013. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.